                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Amazon.com, Inc. of our report dated May 3, 1999 relating to the financial statements of e-Niche Incorporated, which appears in the Current Report on Form 8-K of Amazon.com, Inc. dated May 12, 1999.


/s/ PricewaterhouseCoopers, LLP
-------------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 17, 1999